Exhibit 99.1

Apollo Investment Corporation

Reports Financial Results for the Quarter and Year Ended March 31, 2016

Fiscal Fourth Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.20 compared to $0.21 for the quarter ended December 31, 2015

•	Net asset value per share as of the end of the quarter was $7.28 compared to $7.56 as of December 31, 2015, a 3.7% decline

•	Declared a dividend of $0.20 per share for the quarter

•	Invested $178.5 million during the quarter

•	Net investment activity before repaid investments was $(11.4) million, and net investment activity after repayments was $(86.8) million for the quarter

•	Repurchased 2,012,126 shares of common stock for an aggregate cost of $10.0 million during the quarter which brings total share repurchases to 10,584,855 shares of common stock for an aggregate cost of $62.4 million since inception of the share repurchase program in August 2015 through May 18, 2016

•	Announced fee reductions for fiscal year 2017 (April 1, 2016 through March 31, 2017)

•	Received co-investment exemptive relief from the SEC

New York, NY — May 19, 2016 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its fourth fiscal quarter and fiscal year ended March 31, 2016. The Company’s net investment income was $0.20 per share for the quarter ended March 31, 2016 compared to $0.21 per share for the quarter ended December 31, 2015. The Company’s net asset value (“NAV”) was $7.28 per share as of March 31, 2016 compared to $7.56 as of December 31, 2015.

On May 18, 2016, the Board of Directors declared a dividend of $0.20 per share for the fourth quarter of fiscal year 2016, payable on July 6, 2016 to shareholders of record as of June 21, 2016. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

Mr. James Zelter, Apollo Investment’s Chief Executive Officer, commented, “NAV per share declined during the quarter primarily due to some of our oil investments, as well as credit weakness in a few legacy investments. We continue to focus on maximizing shareholder value. Accordingly, we continued to execute on our share repurchase program and recognized a two cent per share accretive impact to NAV from stock buybacks during the quarter. We also recently announced that our Investment Adviser agreed to reduce fees for fiscal year 2017. Importantly, the revised incentive fee includes a performance adjustment.”

Mr. Zelter continued, “In addition, we are extremely pleased that we recently received co-investment exemptive relief from the SEC which allows Apollo Investment to participate in negotiated investment opportunities with other funds managed by Apollo Global Management. We believe the ability to co-invest alongside affiliated Apollo funds on a negotiated basis will broaden the investment opportunities available to us, which will greatly benefit Apollo Investment’s shareholders.”

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Total assets	$3.09	$3.22	$3.30	$3.45	$3.56
Investment portfolio (fair value)	$2.92	$3.07	$3.19	$3.31	$3.35
Debt outstanding	$1.33	$1.38	$1.37	$1.39	$1.50
Total net assets	$1.65	$1.72	$1.83	$1.90	$1.94
Net asset value per share	$7.28	$7.56	$7.83	$8.01	$8.18

Debt-to-equity ratio	0.81x	0.80x	0.75x	0.73x	0.77x
Net leverage ratio (1)	0.76x	0.76x	0.73x	0.72x	0.72x

(1)	The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash, less foreign currency, divided by total net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended March 31,		Year Ended March 31,
(in millions)*	2016	2015	2016	2015
Investments made in portfolio companies	$178.5	$371.7	$1,088.5	$2,211.1
Investments sold	(189.9)	(336.3)	(738.4)	(1,406.9)

Net activity before repaid investments	(11.4)	35.4	350.1	804.1
Investments repaid	(75.4)	(139.3)	(600.3)	(843.8)

Net investment activity	$(86.8)	$(103.9)	$(250.2)	$(39.7)

Portfolio companies at beginning of period	95	109	105	111
Number of new portfolio companies	4	8	22	60
Number of exited portfolio companies	(10)	(12)	(38)	(66)

Portfolio companies at end of period	89	105	89	105

Number of investments in existing portfolio companies	12	15	35	47

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended March 31,		Year Ended March 31,
(in millions)	2016	2015	2016	2015
Net investment income	$44.6	$52.1	$193.3	$228.0
Net realized and change in unrealized gains (losses)	(68.0)	(63.8)	(237.8)	(152.6)

Net increase (decrease) in net assets resulting from operations	$(23.4)	$(11.7)	$(44.5)	$75.4

(per share)
Net investment income on per average share basis	$0.20	$0.22	$0.83	$0.96
Net realized and change in unrealized loss per share	$(0.30)	$(0.27)	$(1.02)	$(0.64)

Earnings (Loss) per share — basic	$(0.10)	$(0.05)	$(0.19)	$0.32
Earnings (Loss) per share — diluted (1)	$(0.10)	$(0.05)	$(0.19)	$0.32

(1)	In applying the if-converted method, conversion is not assumed for purposes of computing diluted EPS if the effect would be anti-dilutive. For the quarter and year ended March 31, 2016, anti-dilution would total $0.00 and $0.04, respectively. For the quarter and year ended March 31, 2015, anti-dilution would total $0.01 and $0.02, respectively.

LIQUIDITY AND CAPITAL RESOURCES

On January 15, 2016, the Convertible Notes, which had an outstanding principal balance of $200,000, matured and were repaid in full.

SHARE REPURCHASE PROGRAM

On August 6, 2015, the Company adopted a plan for the purpose of repurchasing up to $50 million of its common stock in accordance with applicable rules specified in the Securities Exchange Act of 1934 (the “1934 Act”) (the “August Repurchase Plan”). Since adopting the August Repurchase Plan, the Company has repurchased the full amount authorized by the Board of Directors under such plan.

On December 14, 2015, the Board of Directors approved a new plan to acquire up to an additional $50 million of its common stock in accordance with applicable rules specified in the 1934 Act (the “Current Repurchase Plan,” and together with the August Repurchase Plan, the “Repurchase Plans”). The Current Repurchase Plan is designed to allow the Company to repurchase its shares both during its open window periods and at times when it otherwise might be prevented from doing so under applicable insider trading laws or because of self-imposed trading blackout periods. A broker selected by the Company will have the authority under the terms and limitations specified in an agreement with the Company to repurchase shares on the Company’s behalf in accordance with the terms of the Current Repurchase Plan. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the Current Repurchase Plan. Pursuant to the Current Repurchase Plan, the Company may from time to time repurchase a portion of its shares of common stock and the Company is hereby notifying shareholders of its intention as required by applicable securities laws.

On September 15, 2015, the Company allocated $5 million to be repurchased under the August Repurchase Plan in accordance with SEC Rule 10b5-1 (the “September 10b5-1 Repurchase Plan”). On December 16, 2015 and March 17, 2016, the Company allocated $10 million and $5 million, respectively, to be repurchased under the Current Repurchase Plan in accordance with SEC Rule 10b5-1 (together with the September 10b5-1 Repurchase Plan, the “10b5-1 Repurchase Plans”).

During the three months ended March 31, 2016, the Company repurchased 2,012,126 shares at a weighted average price per share of $4.97, inclusive of commissions for a total cost of $10.0 million under the Current Repurchase Plan.

Since the inception of the Repurchase Plans and the 10b5-1 Repurchase Plans (the “Plans”), the Company repurchased 10,584,855 shares at a weighted average price per share of $5.90, inclusive of commissions. This represents a discount of approximately 23.09% of the average net asset value per share for the year ended March 31, 2016. Since the inception of the Plans through March 31, 2016, the dollar amount of shares repurchased totaled $62.4 million, leaving a maximum of $37.6 million available for future purchases under the Current Repurchase Plan.

CONFERENCE CALL / WEBCAST AT 10:00 AM EDT ON MAY 19, 2016

The Company will host a conference call on Thursday, May 19, 2016 at 10:00 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID # 85591246 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Event Calendar in the Investor Relations section of our website at www.apolloic.com. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through June 9, 2016 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID # 85591246. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of the Company’s website at www.apolloic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available on the Investor Relations section of the Company’s website at www.apolloic.com.

Our portfolio composition and weighted average yields as of March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015 were as follows:

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Portfolio composition, at fair value:
Secured debt	65%	67%	63%	64%	60%
Unsecured debt	9%	9%	9%	10%	14%
Structured products and other	11%	11%	13%	12%	11%
Preferred equity	3%	3%	5%	4%	5%
Common equity/interests and warrants	12%	10%	10%	10%	10%
Weighted average yields, at amortized cost basis, exclusive of securities on non-accrual status (1):
Secured debt portfolio	11.0%	11.4%	11.3%	11.5%	11.2%
Unsecured debt portfolio	10.7%	11.2%	11.3%	11.3%	10.9%
Total debt portfolio	11.0%	11.4%	11.6%	11.5%	11.2%
Income-bearing investment portfolio composition, at fair value:
Fixed rate amount	$1.1billion	$1.2billion	$1.0billion	$1.1billion	$1.3billion
Floating rate amount	$1.2billion	$1.3billion	$1.5billion	$1.5billion	$1.4billion
Fixed rate, as percentage of total	47%	48%	42%	41%	48%
Floating rate, as percentage of total	53%	52%	58%	59%	52%
Income-bearing investment portfolio composition, at amortized cost:
Fixed rate amount	$1.1billion	$1.3billion	$1.1billion	$1.1billion	$1.4billion
Floating rate amount	$1.3billion	$1.3billion	$1.5billion	$1.6billion	$1.4billion
Fixed rate, as percentage of total	47%	49%	42%	42%	50%
Floating rate, as percentage of total	53%	51%	58%	58%	50%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	March 31, 2016	March 31, 2015
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,052,896 and $2,514,328, respectively)	$1,790,294	$2,357,042
Non-controlled/affiliated investments (cost — $216,202 and $297,948, respectively)	272,558	327,218
Controlled investments (cost — $829,029 and $674,299, respectively)	853,977	665,567

Total investments at fair value (cost — $3,098,127 and $3,486,575, respectively)	2,916,829	3,349,827
Cash	16,521	3,766
Foreign currencies (cost — $2,354 and $4,856, respectively)	2,384	4,651
Receivable for investments sold	79,625	114,884
Interest receivable	29,749	43,312
Dividends receivable	9,509	5,425
Deferred financing costs	29,147	29,743
Prepaid expenses and other assets	9,523	9,283

Total Assets	$3,093,287	$3,560,891

Liabilities
Debt	$1,327,610	$1,498,759
Payable for investments purchased	25,091	10,736
Dividends payable	45,231	47,348
Management and performance-based incentive fees payable	31,124	37,361
Interest payable	7,444	15,851
Accrued administrative services expense	2,015	2,000
Other liabilities and accrued expenses	9,191	11,228

Total Liabilities	$1,447,706	$1,623,283

Commitments and contingencies

Net Assets	$1,645,581	$1,937,608

Net Assets
Common stock, $0.001 par value (400,000,000 shares authorized; 226,156,496 and 236,741,351 shares issued and outstanding, respectively)	$226	$237
Paid-in capital in excess of par	3,026,922	3,197,715
Accumulated (overdistributed) underdistributed net investment income	71,231	(35,589)
Accumulated net realized loss	(1,288,141)	(1,102,517)
Net unrealized loss	(164,657)	(122,238)

Net Assets	$1,645,581	$1,937,608

Net Asset Value Per Share	$7.28	$8.18

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)
Investment Income
Non-controlled/non-affiliated investments:
Interest income	$52,412	$79,580	$257,997	$345,887
Dividend income	1,061	2,192	3,885	5,298
Other income	4,355	1,072	11,176	11,899
Non-controlled/affiliated investments:
Interest income	561	218	1,194	3,744
Dividend income	4,032	7,127	32,295	19,594
Other income	70	—	368	87
Controlled investments:
Interest income	16,545	9,880	51,116	38,981
Dividend income	6,299	1,983	21,651	7,641
Other income	—	63	63	500

Total Investment Income	$85,335	$102,115	$379,745	$433,631

Expenses
Management fees	$15,620	$17,860	$66,176	$73,604
Performance-based incentive fees	10,159	12,104	43,943	53,179
Interest and other debt expenses	17,315	21,166	80,850	79,329
Administrative services expense	1,835	1,029	6,449	5,850
Other general and administrative expenses	1,050	1,624	8,745	9,543

Total expenses	45,979	53,783	206,163	221,505

Management and performance-based incentive fees waived	(5,203)	(3,681)	(19,440)	(15,615)
Expense reimbursements	(59)	(58)	(235)	(232)

Net Expenses	$40,717	$50,044	$186,488	$205,658

Net Investment Income	$44,618	$52,071	$193,257	$227,973

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(71,334)	$(13,207)	$(154,230)	$(27,451)
Non-controlled/affiliated investments	(3,912)	—	(5,554)	11,300
Controlled investments	(22)	—	(39,736)	—
Foreign currency transactions	743	3,008	4,626	2,783
Derivatives and other	(470)	—	(470)	—

Net realized losses	(74,995)	(10,199)	(195,364)	(13,368)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	11,635	(42,323)	(105,316)	(191,645)
Non-controlled/affiliated investments	(4,526)	6,285	27,086	21,684
Controlled investments	1,100	(25,262)	33,680	13,294
Foreign currency translations	(1,229)	7,699	2,131	17,484

Net change in unrealized gains (losses)	6,980	(53,601)	(42,419)	(139,183)

Net Realized and Change in Unrealized Gains (Losses)	$(68,015)	$(63,800)	$(237,783)	$(152,551)

Net Increase (Decrease) in Net Assets Resulting from Operations	$(23,397)	$(11,729)	$(44,526)	$75,422

Earnings (Loss) Per Share — Basic	$(0.10)	$(0.05)	$(0.19)	$0.32

Earnings (Loss) Per Share — Diluted	$(0.10)	$(0.05)	$(0.19)	$0.32

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

(212) 822-0625

ebesen@apollolp.com